UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)      September 18, 2007

KELLWOOD COMPANY

(Exact name of registrant as specified in its charter)

Delaware	000-07340	36-2472410

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

600 Kellwood Parkway, St. Louis, Missouri	63017

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code      (314) 576-3100

Not Applicable

(Former name or former address, if changed since last report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On September 18, 2007, Kellwood Company issued a press release announcing receipt of an unsolicited letter from Sun Capital Securities Group, LLC indicating Sun Capital's interest in pursuing an acquisition of all of Kellwood's outstanding shares at a price of $21 in cash per share. The Sun Capital proposal, contained in a letter dated September 18, 2007, is subject to a number of conditions, including completion of due diligence. The Company's Board of Directors will carefully evaluate the Sun Capital proposal, and other alternatives available to the Company, taking into account the potential benefits that may be realized through the Company's previously announced long-term strategic plan.

A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits
Exhibit Number	Description
99.1	Press Release issued September 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLWOOD COMPANY

(Registrant)

DATE September 19, 2007	BY:	/s/ Thomas H. Pollihan

Thomas H. Pollihan
Executive Vice President, Secretary
and General Counsel